

    <ARTICLE> 5
    <LEGEND>
    THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
    </LEGEND>
    <MULTIPLIER>    1,000

    <PERIOD-TYPE>             9-MOS
    <FISCAL-YEAR-END>                          DEC-31-1995
    <PERIOD-START>                             JAN-01-1995
    <PERIOD-END>                               SEP-30-1995
    <CASH>                              47,779
    <SECURITIES>                        10,827
    <RECEIVABLES>                       52,265
    <ALLOWANCES>                             0
    <INVENTORY>                              0
    <CURRENT-ASSETS>                   115,531
    <PP&E>                              10,225   <F1>
    <DEPRECIATION>                           0
    <TOTAL-ASSETS>                     384,266
    <CURRENT-LIABILITIES>               49,689
    <BONDS>                                  0
    <COMMON>                           350,336   <F2>
    <PREFERRED-MANDATORY>                    0
    <PREFERRED>                              0
    <OTHER-SE>                        (16,256)   <F3>
    <TOTAL-LIABILITY-AND-EQUITY>       384,266
    <SALES>                                  0   <F4>
    <TOTAL-REVENUES>                   229,786   <F5>
    <CGS>                                    0   <F4>
    <TOTAL-COSTS>                      160,694   <F6>
    <OTHER-EXPENSES>                    27,007   <F7>
    <LOSS-PROVISION>                         0
    <INTEREST-EXPENSE>                       0
    <INCOME-PRETAX>                     44,895
    <INCOME-TAX>                           505
    <INCOME-CONTINUING>                 44,390
    <DISCONTINUED>                           0
    <EXTRAORDINARY>                          0
    <CHANGES>                                0
    <NET-INCOME>                        44,390
    <EPS-PRIMARY>                          .81   <F8>
    <EPS-DILUTED>                          .31   <F9>



    <F1> Net of accumulated depreciation and amortization.
    <F2> Entity is a partnership. Amount shown represents Partners' Capital.
    <F3> Amount shown comprises Unamortized Compensation.
    <F4> The partnership is in the service business and has no sales or cost of goods sold of tangible products.
    <F5> Amount shown comprises revenues from services.
    <F6> Amount shown comprises costs of services.
    <F7> Amount shown is from amortization of intangible assets.
    <F8> Amount shown is for the Partnership's General Partner and Class A
    Limited Partner Units.
    <F9> Amount is for the Partnership's Class B Limited Partner Units.
